Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion of our report dated September 16, 2024, on the consolidated balance sheet of Pixode Games Limited as of December 31, 2023, and the related consolidated statements of operations, comprehensive loss, shareholder’s deficit and cash flows for the year then ended, which appears in the Amended Current Report on Form 8-K/A of PLAYSTUDIOS Inc. (Commission File No. 001-39652) dated September 16, 2024.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California
September 16, 2024